Exhibit 10.7
EMPLOYMENT AGREEMENT
          THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of           , 2010, is entered into by and between Younan Properties, Inc., a Maryland corporation (the “REIT”), Younan Properties, L.P., a Maryland limited partnership (the “Operating Partnership”) and Andres R. Gavinet (the “Executive”).
          WHEREAS, the REIT and the Operating Partnership (collectively, the “Company”) desire to employ the Executive and to enter into an agreement embodying the terms of such employment; and
          WHEREAS, the Executive desires to accept employment with the Company, subject to the terms and conditions of this Agreement.
          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
          1. Employment Period. Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Initial Termination Date”). If not previously terminated, the Employment Period shall automatically be extended for one additional year on the Initial Termination Date, unless either the Executive or the Company elects not to so extend the Employment Period by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the Employment Period as then in effect. For purposes of this Agreement, “Effective Date” shall mean the date of the closing of the initial public offering of shares of the REIT’s common stock.
          2. Terms of Employment.
          (a) Position and Duties.
          (i) During the Employment Period, the Executive shall serve as Chief Financial Officer of the REIT and the Operating Partnership, and shall perform such employment duties as are usual and customary for such position. The Executive shall report directly to the Company’s Chief Executive Officer or to such other senior executive officer of the Company as the Chief Executive Officer may designate. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing consistent with the Executive’s position as Chief Financial Officer of the REIT and the Operating Partnership. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) hereof, shall not be diminished or reduced in any manner as a result of such termination provided that the Executive otherwise remains employed under the terms of this Agreement.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time and attention to the business and affairs of the Company. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) fulfill limited teaching, speaking and writing engagements, (C) engage in political activities or (D) manage other businesses or properties and his personal investments, in each case, so long as such activities do not significantly interfere or conflict with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.
          (iii) During the Employment Period, the Executive shall perform the services required by this Agreement at the Company’s principal offices located in Woodland Hills, California (the “Principal Location”), except for travel to other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder.
          (b) Compensation, Benefits, Etc.
          (i) Base Salary. During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $300,000 per annum. The Base Salary shall be reviewed annually by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the REIT (the “Board”) and may be increased from time to time by the Compensation Committee in its sole discretion. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally. During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase in the Company’s discretion. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase and the term “Base Salary” as utilized in this Agreement shall refer to Base Salary as so increased.
          (ii) Annual Bonus. In addition to the Base Salary, as an incentive for the Executive to remain employed by the Company through the end of each of the Company’s fiscal years during the Employment Period and to contribute to the attainment of certain performance objectives through the end of each such year, provided that the Executive remains employed by the Company on the last day of each such year, the Executive shall be eligible to earn, for each fiscal year of the Company ending during the Employment Period, an annual cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or program applicable to senior executives. The Executive’s target Annual Bonus shall be 100% of his Base Salary actually paid for such year, but the actual amount of the Annual Bonus shall be determined on the basis of the attainment of financial performance metrics and/or individual performance objectives, in each case as established and approved by the Compensation Committee of the Board in its sole discretion; provided, however, that the Executive’s Annual Bonus with respect to the partial fiscal year in which the Effective Date occurs shall be pro rated according to the Base Salary actually paid for such partial fiscal year and may be determined on the basis of attainment of individual objectives or subjective criteria approved by the Compensation Committee of the Board.

          (iii) LTIP Award. Subject to adoption by the Board and approval by the REIT’s stockholders of the Company’s incentive award plan (the “Incentive Plan”), and provided the Executive is employed by the Company on the date of the grant, the Operating Partnership shall, on or as soon as practicable following the Effective Date, issue to the Executive, and the Executive agrees to accept from the Operating Partnership as part of his compensation for services rendered to or for the benefit of the Operating Partnership, (A) a number of LTIP Units (as defined the Amended and Restated Agreement of Limited Partnership of Younan Properties, L.P.) which is equal to the quotient obtained by dividing (x) $750,000 by (y) the initial public offering price of a share of the REIT’s common stock (the “Time Vesting LTIP Units”), and (B) a number of LTIP Units which is equal to the quotient obtained by dividing (x) $500,000 by (y) the product of the initial public offering price of a share of the REIT’s common stock multiplied by            (the “Performance Vesting LTIP Units”). Subject to the Executive’s continued employment with the Company, twenty percent (20%) of the Time Vesting LTIP Units shall vest on each of the first five anniversaries of the date of grant, and the Performance Vesting LTIP Units shall vest based on the satisfaction by the REIT of “total shareholder return” hurdles established by the Company and set forth in the applicable award agreement. The terms and conditions of the Time Vesting LTIP Units and the Performance Vesting LTIP Units shall be set forth in separate award agreements (the “LTIP Units Agreements”) in such forms as are prescribed by the Company, each to be entered into by the Company and the Executive and which together shall evidence the grant of such awards.
          (iv) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all other incentive plans, practices, policies and programs, and all savings and retirement plans, practices, policies and programs, in each case that are applicable generally to senior executives of the Company.
          (v) Welfare Benefit Plans. During the Employment Period, the Executive and the Executive’s eligible family members shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by the Company for its senior executives.
          (vi) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company provided to senior executives of the Company.
          (vii) Fringe Benefits. During the Employment Period, the Executive shall be entitled to such fringe benefits and perquisites as are provided by the Company to its senior executives from time to time, in accordance with the policies, practices and procedures of the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.
          (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives but in no event less than four (4) weeks per calendar year.

          (ix) Indemnification Agreement. The parties hereby acknowledge that in connection with the execution of this Agreement, they are entering into an Indemnification Agreement (the “Indemnification Agreement”), substantially in the form attached hereto as Exhibit A, which shall become effective as of the Effective Date.
          3. Termination of Employment.
          (a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. Either the Company or the Executive may terminate the Executive’s employment in the event of the Executive’s Disability during the Employment Period. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for ninety (90) consecutive days or for a total of one hundred eighty (180) days in any twelve (12)-month period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive’s legal representative.
          (b) Cause. The Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events unless the Executive fully corrects the circumstances constituting Cause within a reasonable period of time after receipt of the Notice of Termination (as defined below):
          (i) the Executive’s willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason), after written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;
          (ii) the Executive’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company;
          (iii) the Executive’s commission of, or entry by the Executive of a guilty or no contest plea to, a felony or a crime involving moral turpitude;
          (iv) a willful breach by the Executive of his fiduciary duty to the Company which results in economic or other injury to the Company;
          (v) the Executive’s willful and material breach of the Executive’s obligations under this Agreement; or
          (vi) the Executive’s failure to competently perform his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason); provided, that whether the Executive has performed competently shall not be determined based solely on the financial performance (including, without limitation, stock price performance) of the Company.
For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of any of the conduct described in this Section 3(b), and specifying the particulars thereof in detail; provided, that if the Executive is a member of the Board, the Executive shall not vote on such resolution nor shall the Executive be counted in determining the “entire membership” of the Board.
          (c) Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason or by the Executive without Good Reason. The Executive’s termination of employment, whether for Good Reason or without Good Reason, shall not be deemed to be a breach of this Agreement. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) within thirty (30) days after the Company’s receipt of the Notice of Termination delivered by the Executive:
          (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) hereof, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, except as permitted by Section 2(a) hereof and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;
          (ii) the Company’s reduction of the Executive’s Base Salary as in effect on the date hereof or as may be increased from time to time;
          (iii) the relocation of the Principal Location to a location more than thirty (30) miles from such location, or the Company’s requiring the Executive to be based at a location more than thirty (30) miles from the Principal Location, except for required travel on the Company’s business;

          (iv) the Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 10 hereof; or
          (v) the Company’s failure to cure a material breach of its obligations under this Agreement after written notice is delivered to the Board by the Executive which specifically identifies the manner in which the Executive believes that the Company has breached its obligations under the Agreement and the Company is given a reasonable opportunity to cure any such breach.
For the avoidance of doubt, a reduction in the Executive’s Annual Bonus opportunity and/or any applicable annual equity award opportunity shall not in and of itself constitute Good Reason. Notwithstanding the foregoing, Executive will not be deemed to have resigned for Good Reason unless (1) Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Executive to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that Executive knows or should reasonably have known constitutes Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of Executive’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the cure period.
          (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by a Notice of Termination to the other parties hereto given in accordance with Section 12(b) hereof. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.
          (e) Termination of Offices and Directorships. Upon termination of the Executive’s employment by the Company for Cause, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions if any, then held with the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing.
          4. Obligations of the Company upon Termination.
          (a) Without Cause or For Good Reason. Subject to Section 4(d) below, if, the Executive incurs a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) during the Employment Period by reason of (1) a termination of the Executive’s employment by the Company without Cause (other than by reason of the Executive’s Disability), or (2) a termination of the Executive’s employment by the Executive for Good Reason:
          (i) The Executive shall be paid, in a single lump sum payment on the date of the Executive’s termination of employment, the aggregate amount of the Executive’s earned but unpaid Base Salary and accrued but unpaid vacation pay through the date of such termination (the “Accrued Obligations”) and any Annual Bonus required to be paid to the Executive pursuant to Section 2(b)(ii) above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the “Unpaid Bonus”).
          (ii) In addition, the Executive shall be paid, in a single lump sum payment on the sixtieth (60th) day after the date of Executive’s Separation from Service (such date, the “Date of Termination”), an amount equal to one (1) (the “Severance Multiple”) times the sum of (x) the Base Salary in effect on the Date of Termination plus (y) the highest Annual Bonus earned by the Executive (regardless of whether such amount was paid out on a current basis or deferred) for the three fiscal years (or such lesser number of full fiscal years as the Executive has been employed by the Company) of the Company immediately preceding the Date of Termination (or, in the event that the Date of Termination occurs prior to the end of the completion of the first full fiscal year of the Company during the Employment Period, then the amount in clause (y) shall be equal to the Annual Bonus determined based on the extent to which the performance criteria applicable to such Annual Bonus (pro rated based on the number of days in the fiscal year through the Date of Termination and as if the entire Annual Bonus was based solely on such performance criteria for such fiscal year) are actually achieved as of the Date of Termination) plus (z) the highest Equity Award Value (as defined below) of any annual grant made to the Executive by the Company for the three fiscal years (or such lesser number of full fiscal years as the Executive has been employed by the Company) of the Company immediately preceding the Date of Termination. For purposes of this Agreement, “Equity Award Value” shall mean (A) with respect to stock options and stock appreciation rights, the grant date fair value, as computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation (or any successor accounting standard), of a regular annual equity award granted to the Executive for a given year, and (B) with respect to regular annual awards other than stock options and stock appreciation rights (including, without limitation, restricted stock and Operating Partnership units), the product of (x) the number of shares or units subject to such award, times (y) the “fair market value” of a share of the REIT’s common stock on the date of grant as determined under the Incentive Plan. For the avoidance of doubt, Equity Award Value shall not include the Time Vesting LTIP Units or the Performance Vesting LTIP Units granted pursuant to Section 2(b)(iii) above or the value of any equity award granted to the Executive pursuant to a multi-year performance program, long-term performance program, initial hiring award, retention award or similar non-recurring award.
          (iii) The Executive shall be paid, in a single lump sum payment on the sixtieth (60th) day after the Date of Termination, a pro rata portion of the Annual Bonus for the partial fiscal year in which the Date of Termination occurs in an amount determined based on (A) the extent to which the performance criteria applicable to such Annual Bonus (pro rated based on the number of days in such fiscal year through the Date of Termination and as if the entire Annual Bonus was based solely on such performance criteria for such fiscal year) are actually achieved as of the Date of Termination, or (B) if such performance criteria have not been established by the Compensation Committee, the Annual Bonus earned by the Executive (regardless of whether such amount was paid out on a current basis or deferred) for the fiscal year of the Company immediately preceding the Date of Termination (pro rated based on the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination) (a “Pro-Rated Annual Bonus”).
          (iv) All outstanding equity awards held by the Executive on the Date of Termination shall immediately become fully vested and exercisable.
          (v) During the period commencing on the Date of Termination and ending on the earlier of (i) the twelve (12) month anniversary of the Date of Termination and (ii) the expiration of the Executive’s eligibility for benefits under Section 4980B of the Code and the regulations thereunder (“COBRA”), the Company shall pay directly or reimburse the Executive for COBRA premiums for group medical insurance coverage for the Executive and his eligible family members.
Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in Sections 4(a)(ii), 4(a)(iii) and 4(a)(v) above that the Executive execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit B (the “Release”) within twenty-one (21) days (or, to the extent required by law, forty-five (45) days) following the Date of Termination.
          (b) For Cause or Without Good Reason. If the Executive’s employment shall be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall pay to the Executive the Accrued Obligations in cash within thirty (30) days after the Date of Termination (or by such earlier date as may be required by applicable law).
          (c) Death or Disability. Subject to Section 4(d) below, if the Executive incurs a Separation from Service by reason of the Executive’s death or Disability during the Employment Period:
          (i) The Accrued Obligations shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash on or as soon as practicable following the date of the Executive’s termination; and
          (ii) Any Unpaid Bonus shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, on the Date of Termination.
          (d) Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under Section 4 or 5 hereof, shall be paid to the Executive during the six (6)-

month period following the Executive’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period.
          5. Termination in Connection with a Change in Control. Subject to Section 4(d) above, if a Change in Control (as defined in the Incentive Plan) occurs during the Employment Period and the Executive incurs a Separation from Service by reason of a termination by the Company without Cause or by the Executive for Good Reason, in each case within two (2) years after the effective date of the Change in Control, then the Executive shall be entitled to the payments and benefits provided in Section 4(a) hereof, subject to the terms and conditions thereof (including, without limitation, the requirement that a condition to the Executive’s right to receive the amounts provided for in Sections 4(a)(ii), 4(a)(iii) and 4(a)(v) is that the Executive execute, deliver and not revoke the Release), except that for purposes of this Section 5, the Severance Multiple shall equal two (2).
          6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.
          7. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as expressly provided, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred (within thirty (30) days following the Company’s receipt of an invoice from the Executive), to the full extent permitted by law, all reasonable legal fees and expenses which the Executive or his beneficiaries may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive or his beneficiaries about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. The preceding sentence shall not apply with respect to any such contest if the court having jurisdiction over such contest determines that the Executive’s claim in such contest is frivolous or maintained in bad faith.
          8. Limitation on Payments.
          (a) Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 4 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the cash severance payments under this Agreement shall first be reduced, and the noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to the Executive that are exempt from Section 409A of the Code; (B) reduction of any other cash payments or benefits otherwise payable to the Executive that are exempt from Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A of the Code; (C) reduction of any other payments or benefits otherwise payable to Employee on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting and payments with respect to any equity award that are exempt from Section 409A of the Code; and (D) reduction of any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A of the Code, in each case beginning with payments that would otherwise be made last in time.
          (b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of independent auditors of nationally recognized standing (“Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
          9. Confidential Information and Non-Solicitation.
          (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its subsidiaries and affiliates (collectively, the “Younan Group”), which shall have been obtained by the Executive during the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data, to anyone other than the Company and those designated by it; provided, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company.
          (b) While employed by the Company and, for a period of two (2) years after the Date of Termination, the Executive shall not directly or indirectly solicit, induce, or encourage any employee or consultant of any member of the Younan Group to terminate their employment or other relationship with the Younan Group or to cease to render services to any member of the Younan Group and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity. During his employment with the Company and thereafter, Executive shall not use any trade secret of any member of the Younan Group to solicit, induce, or encourage any customer, client, vendor, or other party doing business with any member of the Younan Group to terminate its relationship therewith or transfer its business from any member of the Younan Group and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.
          (c) In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. However, in recognition of the facts that irreparable injury will result to the Company in the event of a breach by the Executive of his obligations under Sections 9(a) and (b) hereof, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive.

          10. Successors.
          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.
          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
          11. Payment of Financial Obligations. The payment or provision to the Executive by the Company of any remuneration, benefits or other financial obligations pursuant to this Agreement shall be allocated among the Operating Partnership, the REIT and any subsidiary or affiliate thereof in such manner as such entities determine in order to reflect the services provided by the Executive to such entities; provided, that the Operating Partnership and the REIT shall be jointly and severally liable for such obligations.
          12. Miscellaneous.
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
          (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
       If to the Executive: at the Executive’s most recent address on the records of the Company.
If to the REIT or the Operating Partnership:
Younan Properties, Inc.
21700 Oxnard Street, Ste. 800
Woodland Hills, CA 91367
Attn: Chief Executive Officer
Attn: General Counsel
with a copy to:

Latham & Watkins
355 South Grand Ave.
Los Angeles, CA 90071-1560
Attn: Julian Kleindorfer
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
          (c) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.
          (d) Section 409A of the Code.
          (i) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code and related Department of Treasury guidance, the Company may, with the Executive’s prior written consent, adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 12(d) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.
          (ii) To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code and Section 4(d) hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.
          (iii) To the extent that any payments or reimbursements provided to the Executive under this Agreement, including, without limitation, pursuant to Section 2(b)(vii), are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.
          (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          (f) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
          (g) No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) hereof, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
          (h) Entire Agreement. As of the Effective Date, this Agreement, together with the LTIP Units Agreements and the Indemnification Agreement, constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Younan Group or any entity (a “Predecessor Employer”), or representative thereof, whose business or assets any member of the Younan Group succeeded to in connection with the initial public offering of the common stock of the REIT or the transactions related thereto. The Executive agrees that any such agreement, offer or promise between the Executive and a Predecessor Employer (or any representative thereof) is hereby terminated and will be of no further force or effect, and the Executive acknowledges and agrees that upon his execution of this Agreement, he will have no right or interest in or with respect to any such agreement, offer or promise. In the event that the Effective Date does not occur, this Agreement (including, without limitation, the immediately preceding sentence) shall have no force or effect.
          (i) Amendment. No amendment or other modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.
          (j) Counterparts. This Agreement and any agreement referenced herein may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of the REIT and the Operating Partnership has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

YOUNAN PROPERTIES, INC., a Maryland corporation
By:
Name:
Title:

YOUNAN PROPERTIES, L.P., a Maryland limited partnership
By:
Its:

By:
Name:
Title:

“EXECUTIVE”

Andres R. Gavinet

EXHIBIT A
INDEMNIFICATION AGREEMENT

A-1

EXHIBIT B
GENERAL RELEASE
          For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Younan Properties, Inc., a Maryland corporation, Younan Properties, L.P., a Maryland limited partnership, and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under either Section 4(a) or 5 of that certain Employment Agreement, dated as of May ___, 2010, between Younan Properties, Inc., Younan Properties, L.P. and the undersigned (the “Employment Agreement”), whichever is applicable to the payments and benefits provided in exchange for this release, (ii) to payments or benefits under the LTIP Units Agreements (as defined in the Employment Agreement) and any other equity incentive award agreement(s), (iii) with respect to Section 2(b)(vi), 6 or 7 of the Employment Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, or (v) to indemnification and/or advancement of expenses pursuant to the Indemnification Agreement (as defined in the Employment Agreement).
          THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
     “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

B-1

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
          IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
          (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
          (B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
          (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
          The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
          The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
          The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
          IN WITNESS WHEREOF, the undersigned has executed this Release this ___day of _________, ___.
______________________

B-2